EXHIBIT 21
                                                                      ----------

                    LIST OF DIRECT AND INDIRECT SUBSIDIARIES

                                       OF

                            REDROLLER HOLDINGS, INC.



                      Name Under
                   Which Subsidiary       State of              Sole
      Name           Does Business     Incorporation         Shareholder
----------------- ------------------  --------------- --------------------------
 RedRoller, Inc.         Same             Delaware     Red Roller Holdings, Inc.

  Taylor Systems         Same             Michigan          RedRoller, Inc.
   Engineering
   Corporation